UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 4, 2022

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	PB	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On October 4, 2022, the Board of Directors (the “Board”) of Prosperity Bancshares, Inc. (the “Company”) received written notification from each of Bruce W. Hunt and George A. Fisk, directors of the Company, that each will resign as a director of the Company effective as of the close of business on October 5, 2022.  Neither Mr. Hunt’s nor Mr. Fisk’s decision to resign from the Board was a result of any dispute or disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Directors

On October 5, 2022, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, voted to appoint Dr. Laura Murillo as a Class II Director to fill the vacancy created by Mr. Hunt’s resignation and Ileana Blanco as a Class III Director to fill the vacancy created by Mr. Fisk’s resignation, effective as of the close of business on October 5, 2022. Each of Dr. Murillo and Ms. Blanco will serve until the Company’s 2023 Annual Meeting of Shareholders. Ms. Blanco has been appointed to serve on the Compensation Committee of the Board.   Dr. Murillo has not been appointed to serve on any committee of the Board at this time.  Each of Dr. Murillo and Ms. Blanco will receive fees consistent with those fees received by the existing directors for service as a director of the Company as described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on March 14, 2022.

There are no arrangements or understandings between Dr. Murillo or Ms. Blanco and any other persons pursuant to which either was appointed to the Board. There are also no family relationships between Dr. Murillo or Ms. Blanco and any director or executive officer of the Company and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the resignation of Messrs. Fisk and Hunt and the appointment of Dr. Murillo and Ms. Blanco to the Board is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Prosperity Bancshares, Inc. dated October 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: October 6, 2022	By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel